UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2014

BERRY PLASTICS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
 (Address of principal executive offices / Zip Code)

(812) 424-2904
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2014, Berry Plastics Group, Inc. (the “Company”) announced the appointment of Thomas E. Salmon to the position of President – Rigid Closed Top Division effective immediately.  Mr. Salmon, age 51 most recently served as President – Engineered Materials Division, a position he held with the Company and predecessor organizations since 2003.  Mr. Salmon previously served as General Manager for Honeywell Plastics for the two years prior thereto.  He was the Global Sales Director for Allied Signal’s Engineering Plastics and Films business from 1999 to 2001. The appointment is effective immediately.

In addition, on November 18, 2014, the Company announced the appointment of Curtis L. Begle to the position of President – Engineered Materials Division effective immediately.  Since 2000, Mr. Begle, age 39, has held multiple positions of increasing responsibility with the Company.  Mr. Begle most recently served as the Company’s President – Rigid Closed Top Division, a position he held since December 2009.   The appointment is effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC. (Registrant)
Dated: November 18, 2014
	By:	/s/Jason Greene
	Name:	Jason Greene
	Title:	Executive Vice President and General Counsel